As filed with the Securities and Exchange Commission on October 27, 2000

                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                                 MICROMUSE INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                     94-3288385
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                               139 Townsend Street
                                 Mezzanine Floor
                             San Francisco, CA 94107
               (Address of principal executive offices) (Zip Code)

                                   ----------

  NETOPS CORPORATION 1997 LONG-TERM INCENTIVE PLAN (As Assumed by Registrant)
                           (Full title of the Plans)

                                   ----------

                                Gregory Q. Brown
                Chief Executive Officer and Chairman of the Board
                                 Micromuse Inc.
                               139 Townsend Street
                                 Mezzanine Floor
                             San Francisco, CA 94107
                     (Name and address of agent for service)
                                 (415) 538-9090
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                   Proposed
       Title of                                     Maximum          Proposed
      Securities                    Amount         Offering           Maximum            Amount of
         to be                       to be          Price             Aggregate         Registration
      Registered                 Registered(1)    per Share(2)    Offering Price(2)          Fee
      ----------                 -------------    ------------    -----------------     ------------

NetOps Corporation 1997
Long-Term Incentive Plan
Common Stock, $0.001 par value   1,715 shares       $232.67          $399,029.05           $105.34

====================================================================================================

================================================================================
(1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock which become issuable under the NetOps Corporation 1997 Long-Term Incentive Plan with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options under the assumed Plan.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

            Micromuse Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1999 filed with the Commission December 28, 1999 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

      (b) The Registrant's Current Reports on Form 8-K filed with the Commission on February 25, 2000, July 7, 2000 and August 2, 2000 (as amended on Form 8-K/A filed with the Commission on October 2, 2000 and further amended on Form 8-K/A filed with the Commission on October 4, 2000);

      (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000 and June 30, 2000 filed with the Commission on February 15, 2000, May 15, 2000 and August 14, 2000, respectively, and;

      (d) The Registrant's Registration Statement on Form 8-A12G filed with the Commission on February 12, 1998, in which there is described the terms, rights and provisions applicable to the Registrant's Common Stock.

            All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

            Not Applicable.

Item 5 Interests of Named Experts and Counsel

            Not Applicable.

Item 6. Indemnification of Directors and Officers

            Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article IX, Section 1, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

            The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

Item 7. Exemption from Registration Claimed

            Not Applicable.

Item 8. Exhibits

Exhibit
Number   Exhibit
-------  -------

4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A12G, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).
5.1      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1     Consent of KPMG LLP, Independent Auditors.
23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1     NetOps Corporation 1997 Long-Term Incentive Plan (As Assumed by
         Registrant).
99.2     Form of Incentive Stock Option Agreement.
99.3     Form of Non-Qualified Stock Option Agreement.
99.4     Form of Stock Option Assumption Agreement.

Item 9. Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold upon the termination of the NetOps Corporation 1997 Long-Term Incentive Plan, as assumed by the Registrant in connection with its acquisition of NetOps Corporation.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 27th day of October, 2000.

                                        Micromuse Inc.


                                        By: /s/ Gregory Q. Brown
                                            --------------------
                                              Gregory Q. Brown
                                              Chief Executive Officer and
                                              Chairman of the Board

                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregory Q. Brown and Stephen A. Allott, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature                   Title                                      Date
---------                   -----                                      ----


/s/ Gregory Q. Brown        Chief Executive Officer and         October 27, 2000
------------------------    Chairman of the Board
Gregory Q. Brown            (Principal Executive Officer)



/s/ Stephen A. Allott       President, Chief Financial Officer  October 27, 2000
------------------------    and Director (Principal Financial
Stephen A. Allott           and Accounting Officer)



/s/ Michael E.W. Jackson    Director                            October 27, 2000
-------------------------
Michael E.W. Jackson

/s/ David C. Schwab
-------------------------   Director                            October 27, 2000
David C. Schwab


/s/ Kathleen M.H. Wallman
-------------------------   Director                            October 12, 2000
Kathleen M.H. Wallman

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                                 MICROMUSE INC.

                                  EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

Exhibit Number      Exhibit
--------------      -------

4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement on Form 8-A12G, together with any amendments and exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).
5.1                 Opinion and Consent of Brobeck, Phleger & Harrison LLP.
23.1                Consent of KPMG LLP, Independent Auditors.
23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.1.
24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
99.1 NetOps Corporation 1997 Long-Term Incentive Plan (As Assumed by Registrant).
99.2                Form of Incentive Stock Option Agreement.
99.3                Form of Non-Qualified Stock Option Agreement.
99.4                Form of Stock Option Assumption Agreement.